EXHIBIT 99.1

                        MEDI-HUT ANNOUNCES APPOINTMENT OF
                           NEW CHIEF EXECUTIVE OFFICER
                         AND NEW CHIEF FINANCIAL OFFICER

         Wall Township, New Jersey (March 21, 2003); Medi-Hut Co., Inc. (NASDAQ
SC: MHUTE) ("Medi-Hut" or the "Company") announced today that David R. LaVance and Thomas S. Gifford have been appointed as the Company's chief executive officer and chief financial officer, respectively. Both have also become members of Medi-Hut's Board of Directors, and Mr. LaVance has been elected Chairman of the Board. The Company also announced that Joseph Sanpietro, Sr., Vincent J. Sanpietro and Laurence M. Simon have been terminated as officers and employees of the Company, and Joseph Sanpietro, Jr. has also been terminated as an employee.

         The Company also announced that the financial results contained in the quarterly reports on Forms 10-Q for the periods ended July 31, 2001, January 31, 2002, April 30, 2002 and July 31, 2002, and in the annual report on Form 10-K for the fiscal year ended October 31, 2001 are currently under review by the Company and should not be relied upon by investors and shareholders. The Company intends to re-issue these filings with more accurate financial results in the near future as appropriate.

         Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forwarding-looking statements shall be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results.

Contact:
Medi-Hut Co., Inc.
Thomas Gifford (732) 919-2799